EXHIBIT 10.59
MARKETING DEVELOPMENT AGREEMENT
between
Taiwan Kolin Company Limited
and
Syntax Groups Corporation
1	PARTIES
This Marketing Agreement (“Agreement”) is made and entered into, by and between Taiwan Kolin Company Limited, incorporated in Taiwan, whose registered office is at 11/F No.86, Section 1, Chung Ching South Road, Taipei, Taiwan (the “Supplier”), and Syntax Groups Corporation, incorporated in the State of California, the United States of America, whose registered office is at 20480 e. Business Parkway, City of Industry, CA91789, U.S.A. (the “Customer”).
2	RECITALS
The Customer is the sole distributor for the Supplier’s products in the consumer electronic field, which includes but not limited with the LCD/ LCOS TV product lien up; at the time of execution of this Agreement an authorized 2.5% per each invoice dollar amount (USD) in which will be calculated by the end of each month will be issued and are fully paid and credit as fully paid as the Market Development Fund from the Supplier to the Customer.
The Supplier has agreed to provide up to 2.5% per each invoices amount in the efforts of the Customer in developing the entire America continent markets upon the terms and conditions hereinafter contained.
NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the receipt and sufficiency of which are hereto hereby agree as follows:
3	ISSUE AND CREDITED AMOUNT

3.1	The CUSTOMER shall issue to the Supplier an invoice or debit memo by the end of each month based on the current month total invoice value of 2.5% as the Market Development Fund supported by the Supplier to the Customer.

3.2	The Customer shall provide the monthly total actual expenses to the Supplier as the proof of the Market Development efforts conducted during the current month.

4	EXECUTION

4.1	The Supplier shall sign off the monthly debit memo provided by the Customer execution of this Agreement:

4.1.1	This Agreement will be in full force from March 1st 2003 with continued executions for each month till the end of business relationship between the Supplier and the Customer with 90 days advance notice by either party.

4.1.2	Such other and further; documents as may be reasonably required to cause and effect the transaction contemplated by this Agreement.

5	ACCESS OF INFORMATION
The directors, officers, shareholders, employees, agents and representatives (“Representatives”) of the Customer shall grant the Supplier and its Representatives full access to the Customer’s properties, inventory on hand, facilities, books and records, financial and operating data, contracts and other documents or information as the Supplier or its Representatives may reasonably request.
6	NO MATERIAL CHANGES
The Customer agrees that from and after the execution of this Agreement until the earlier of the termination of this Agreement or the execution and delivery of a new agreement, the Customer’s business and operations will be conducted in the ordinary course and in substantially the same manner as such business and operations have been conducted in the past. The Customer will notify the Supplier of any extraordinary transactions, financing or business involving the Customer or its affiliates.

7	WARRANTIES OF THE CUSTOMER

7.1	The Customer hereby warrants and represents to the Supplier that the Customer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, the U.S.A.

7.2	The Customer hereby warrants and represents that the Customer knows of no judgments, claims, liens or proceedings against the Customer, or against its assets.

7.3	In the event that any warranty or representation contained herein above is deemed unenforceable under the laws of any jurisdiction, the remaining warranties and representations to the extent they are enforceable shall remain in full force and effect, and the Supplier and the Customer hereby agree that a court or arbitrator may cause these warranties and representations concerning disclosure of confidential and sensitive business information to the reasonable extent possible given the express intentions and agreements of the Supplier and the Customer to have such warranties and representations construed and enforced.

8	WARRANTIES OF THE SUPPLIER

8.1	The Supplier hereby warrants and represents to the Customer that the Supplier is a corporation duly organized, validly and in good standing under the laws of Taiwan.

8.2	The Supplier hereby warrants that the Supplier has all requisite power and authority to execute and perform its obligations under this Agreement and consummate the transactions contemplated hereby.

8.3	There is no litigation, suit, proceeding, action, claim or investigation, at law or in equity, pending, or to the best knowledge of the Supplier, threatened against, or affecting in any way, the Supplier’s ability to perform its obligations as contemplated by this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of dates indicated herein below.

Taiwan Kolin Company Limited

Name:	Roger Kao
Vice President

Signed:	/s/ Roger Kao

Date:	03/1/04

Syntax Groups Corporation

Name:	James Li
Chief Executive Officer

Signed:	/s/ James Li

Date:	3/1/2004